Exhibit 10.17

Description of Amendment to Employment Agreement of Donald French

The Company’s treasurer, Donald French, is a party to an employment agreement with the Company, incorporated by reference into this Annual Report on Form 10-K as Exhibit 10.8. The Company’s Compensation Committee authorized a $15,000 increase in Mr. French’s annual salary under the employment agreement, effective January 1, 2005.